STATE OF SOUTH CAROLINA
COUNTY OF LEXINGTON

                                   AGREEMENT

WHEREAS, Azimuth, Inc. (hereinafter referred to as "Azimuth") is engaged in the business of providing industrial hygiene and environmental health and safety services, and;

WHEREAS, through its business activities in the health care industry in South Carolina, PHT Services, Ltd. (hereinafter referred to as "PHTS") has established itself as a leader in providing products and services in many areas; and

WHEREAS, Azimuth and PHTS are desirous of establishing a strategic alliance and exclusive marketing relationship for their mutual benefits as well as for the benefits of their clients;

NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for and in consideration of the mutual covenants and benefits contained herein and the future benefits to be derived by each, the parties hereunto agree as follows:

1. NATURE OF AGREEMENT

Effective September 4, 1998, Azimuth hereby appoints PHTS as its marketing agent for its services subject to the following terms and conditions:

2. SCOPE OF TERRITORY

PHTS shall market the services to health care providers and other employers with which PHTS has relationships. PHTS shall have the right to market services to any provider that is a part of a system whose parent is located outside the state of South Carolina, provided, however, that this right shall not be exclusive.

3. STATUS OF PHTS

(a) In accordance with the terms set forth in Section 2 and elsewhere in this Agreement, Azimuth hereby authorizes PHTS to arrange for solicitation and procurement of contracts (hereinafter referred to as "Contracts").

(b) PHTS is an independent contractor and no provision hereof nor any role or regulation of Azimuth shall be construed to breach this right or create a relationship of master and servant or of employer and employee.

(c) This Agreement shall constitute the entire agreement and it supersedes all previous agreements, whether oral or written, between Azimuth and PHTS.


                                  AGREEMENT
                         PHT SERVICES, LTD. AND AZIMUTH

4. RESPONSIBILITY OF PHTS

(a) PHTS agrees to follow and be governed by the terms and conditions of the Agreement and such rules and regulations for the conduct of its business as Azimuth has established or may establish in the future and which are communicated in writing to PHTS.

(b) PHTS agrees to be responsible to Azimuth for all business done by or entrusted to PHTS, its agents or employees. All records connected with the business transactions covered by this Agreement shall be open to inspection by Azimuth. The accounts of Azimuth shall be competent and conclusive evidence of the state of accounts between parties. PHTS agrees to be responsible for identifying client opportunities, arranging meetings with prospective clients and delivering proposals with representatives of Azimuth.

(c) PHTS agrees to conform at all times to the laws and regulations of the state of South Carolina and shall maintain all licenses and/or other regulatory approval necessary to execute the duties hereunder. PHTS shall immediately notify Azimuth of the loss, suspension or revocation of any such license or authority, in which case this Agreement shall immediately terminate.

(d) PHTS agrees to assist in the conservation and renewal of all Contracts entered into by Azimuth, and to perform such other duties to aid the purpose of this Agreement as may be requested by Azimuth.

(e) PHTS is not authorized to collect any fees for Azimuth. Should PHTS accept any payment of fees, PHTS shall immediately pay over to Azimuth the amounts due which have been accepted. Fee payments will be handled on a direct bill basis from Azimuth to the client, and PHTS is not responsible for unpaid or delinquent fee payments.

(f) PHTS agrees to pay all expenses incurred by PHTS in the performance of this Agreement.

(g) PHTS agrees to be responsible and to assume liability for and shall indemnify and defend Azimuth for the acts of it, its employees, agents and sub-agents as if such acts had been performed by PHTS.

5. RESPONSIBILITY OF AZIMUTH

(a) Azimuth agrees to follow and be governed by the terms and conditions of the Agreement and such rules and regulations for the conduct of its business as PHTS has established or may establish in the future and which are communicated in writing to Azimuth.

(b) Azimuth agrees to assist PHTS in arranging for the solicitation and procurement of Contracts.



                                    AGREEMENT
                         PHT SERVICES, LTD. AND AZIMUTH

(c) Azimuth shall make reasonable efforts to assist in the conservation and renewal of all Contracts and to perform such other duties to aid the purpose of this Agreement as may be reasonably requested by PHTS.

(d) Azimuth acknowledges that the relationships which PHTS has established with its clients are a valuable and continuing asset. Azimuth agrees to make good faith efforts to ensure the protection of such relationships and the continued satisfaction of PHTS clients.

(e) Azimuth agrees to pay all expenses incurred by Azimuth in the performance of this Agreement.

(f) Azimuth agrees to be responsible and to assume liability for and shall indemnify and defend PHTS for the acts of it, its employees, agents and sub-agents as if such acts had been performed by Azimuth.

6. LIMIT OF AUTHORITY

(a) The authority of PHTS shall extend no further than stated herein.

(b) PHTS shall not bind, make, alter, or discharge any Contract, or extend the time of payment of any fees, or waive payment in cash, or contract debts in the name of Azimuth, or receive any money due or to become due to Azimuth, except as authorized herein or by written directive of Azimuth.

(c) PHTS shall have the right to review all Contracts entered into by Azimuth, pursuant to the terms of this Agreement before such Contracts are delivered to the client.

(d) Azimuth will furnish sales promotion material regarding this Agreement to PHTS. Azimuth shall not issue or circulate any written or printed advertising materials pertaining to PHTS or its business without first obtaining written approval from PHTS. PHTS shall not issue or circulate any written or printed advertising materials pertaining to Azimuth or its business without first obtaining written approval from Azimuth.

7. COMPENSATION

Azimuth will pay a fee to PHTS in an amount equal to ten percent (10%) of the monthly receipts realized by Azimuth resulting from industrial hygiene, and environmental, health and safety services provided to health care providers, organizations, and other employers with which PHTS has relationships. This agreement does not include the annual industrial hygiene agreement which currently exists and which may be renewed between Azimuth and Palmetto Hospital Trust,


                                   AGREEMENT
                             PHT SERVICES, LTD. AND
                                     AZIMUTH

In the event that Azimuth enters into any similar arrangement as is established by this Agreement with any of PHTS's other strategic allies or business partners, either current or future, Azimuth will pay a fee to PHTS an amount equal to two percent (2%) of any monthly receipts realized by Azimuth from business generated under such arrangement.

In the event that Azimuth provides PHTS assistance in obtaining additional business in its core area of providing workers' compensation administrative services, PHTS will pay a fee to Azimuth in the amount of two percent (2%) of any annual contract amount between PHTS and said client.

8. LIMITED AGREEMENT NOT TO COMPETE

During the term of this Agreement and for a period of twenty-four (24) months after its termination for any cause, except as may be expressly otherwise authorized by Azimuth or provided herein, PHTS agrees that it will not offer, directly or indirectly, products or services which compete with products or services which PHTS is authorized to solicit for Azimuth pursuant to this Agreement, to any health care provider in South Carolina.

9. TERM OF AGREEMENT

(a) The term of this Agreement shall be for an initial period beginning on the commencement date mentioned above and terminating on December 31, 1998. Thereafter, this Agreement will automatically renew for successive one year periods unless written notice of intent to non-renew is given by either party sent at least thirty (30) days prior to the end of the term or any renewal thereof or unless terminated by either party as permitted below.

(b) This Agreement shall terminate upon the happening of any of the following events:

     (i) immediately upon either PHTS or Azimuth ceasing to do business or becoming bankrupt; or

     (ii) A material breach on the part of any party which remains uncorrected after giving of fifteen (15) days written notice by one party to the other; or

     (iii) By mutual consent; or

     (iv) At any time upon sixty (60) days notice by any party; or

     (v) Immediately upon the revocation of authority of PHTS or Azimuth to transact business in South Carolina; or



                                    AGREEMENT
                         PHT SERVICES, LTD. AND AZIMUTH

l0. ASSIGNABILITY

This Agreement is not transferable, or assignable by either party without the express written consent of the other party, and such consent to not be unreasonably withheld.

11. INDEMNIFICATION

PHTS shall indemnify and save Azimuth harmless from any loss or expense on account of any negligent or willful act or omission by PHTS, its agents or employees; and Azimuth shall indemnify and save PHTS harmless from any loss or expense on account of any negligent or willful act or omission by Azimuth, its agents or employees.

12. WAIVER

Failure of PHTS or Azimuth to insist upon strict compliance with any of the provisions of this Agreement or the rules or regulations of PHTS or Azimuth shall not be construed as a waiver of any of the provisions or rules or regulations, but said provisions, rules and regulations shall continue to be in full force and effect.

13. CONFIDENTIALITY

PHTS acknowledges that during the course of its providing services under this Agreement, PHTS and its employees, agents and representatives will be exposed to certain proprietary and confidential information related to specific and general business operations of Azimuth (e.g. sales, costs, profits, pricing, methods, organization, customer lists, processes, equipment, etc.). PHTS further acknowledges that this information is confidential and of great value to Azimuth. Except to the extent necessary to carry out its obligations under this agreement, PHTS hereby agrees that neither it, its employees, agents, or representatives shall divulge such proprietary and/or confidential information to anyone during or after the term of this Agreement. Further, without Azimuth's written consent, PHTS shall not disclose, advertise or publish the existence or terms of or transactions under this Agreement.

14. RIGHTS UPON TERMINATION

In the event of termination of this Agreement, so long as PHTS is subject to the restrictions contained in paragraph 8 hereof, PHTS shall be entitled to compensation for revenues earned by Azimuth on business produced by PHTS while this Agreement was in effect, or any renewals of any such business. At the end of the term designated in the limited agreement not to compete designated in paragraph 8, Azimuth shall have the right to renew all accounts solicited by PHTS, without compensation to PHTS. PHTS shall thereafter have the right to solicit those accounts for other competing companies.


                                 AGREEMENT PHT
                            SERVICES, LTD AND AZIMUTH

IN WITNESS WHEREOF, the parties hereto affix their respective hands and seals this day of December 10, 1998.

Azimuth
By:
Its:
Date:



PHT Services. Ltd.
By
Its:
Date


ATTEST: (SEAL)
By:
Its: